UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2025

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Indicate by check mark
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 22, 2025, Vistra Operations Company LLC, a Delaware limited liability company (“Buyer”), which is an indirect wholly-owned subsidiary of Vistra Corp., a Delaware corporation (“Vistra”), completed its previously announced transaction pursuant to that certain Purchase and Sale Agreement dated as of May 15, 2025 (the “Purchase Agreement”), by and among Buyer, and NEP Holdco 1, L.L.C., a Delaware limited liability company, NatGas Fund Holdings, L.L.C., a Delaware limited liability company, SEIF III NatGas Holdings, L.L.C., a Delaware limited liability company, and Edgewater Parent, LLC, a Delaware limited liability company (collectively, “Sellers”), pursuant to which Buyer acquired from Sellers one hundred percent (100%) of the membership interests in (i) Geranium Energy Storage I, L.L.C., a Delaware limited liability company; (ii) Geranium Energy Storage II, L.L.C., a Delaware limited liability company; (iii) NatGas California, L.L.C., a Delaware limited liability company; (iv) Carneys Point Energy Storage, L.L.C., a Delaware limited liability company; (v) Logan Energy Storage, L.L.C., a Delaware limited liability company; (vi) SBFH Holdco, L.L.C., a Delaware limited liability company; and (vii) Edgewater Generation Holdings, L.L.C., a Delaware limited liability company (collectively, the “Acquired Companies”) (the transactions contemplated by the Purchase Agreement, the “Transactions”).

The Purchase Price (as defined in the Purchase Agreement) consisted of a base purchase price of $1.9 billion subject to certain customary adjustments, including the Acquired Companies’ working capital, cash, indebtedness, and certain other adjustments, as specified in the Purchase Agreement. Buyer funded the Transactions with a combination of cash and the assumption of the Acquired Companies’ senior secured credit facility, including an existing term loan with approximately $800 million principal outstanding.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy which is incorporated herein by reference to Exhibit 2.1 to Vistra’s Current Report on Form 8-K filed on May 15, 2025. The representations and warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of specific dates, are solely for the benefit of the parties thereto, and may have been qualified by certain disclosures between the parties thereto and a contractual standard of materiality different from those generally applicable to investors, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to Vistra or its affiliates or any of the parties to the Purchase Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01  –  Regulation FD Disclosure

On October 22, 2025, Vistra issued a press release announcing the completion of the Transactions, which is attached as Exhibit 99.1 hereto, and is incorporated into this report by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  –  Financial Statements and Exhibits

d) Exhibits.

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated May 15, 2025, by and among Vistra Operations Company LLC, NEP Holdco 1, L.L.C., NatGas Fund Holdings, L.L.C., SEIF III NatGas Holdings, L.L.C. and Edgewater Parent, L.L.C. (incorporated by reference to Exhibit 2.1 to Vistra’s Current Report on Form 8-K filed on May 15, 2025)

99.1	Press Release dated October 22, 2025

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*

Certain exhibits, schedules and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Vistra agrees to furnish supplementally a copy of any omitted exhibits, schedules or annexes to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 28, 2025

VISTRA CORP.

By:	/s/ Yuki Whitmire
Name:	Yuki Whitmire
Title:	Vice President, Associate General Counsel and Corporate Secretary